                                                                    EXHIBIT 99.1


                          SUBSCRIPTION EXERCISE NOTICE
                         FOR SHARES OF COMMON STOCK OF

                            GRANT GEOPHYSICAL, INC.

THE SUBSCRIPTION OFFERING WILL TERMINATE AT 5:00 P.M., CENTRAL TIME, ON
            , 1998 (THE "EXPIRATION DATE"). SUBSCRIPTION EXERCISE NOTICES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT BY 5:00 P.M., CENTRAL TIME, ON THE EXPIRATION DATE.

                            ------------------------

                        ELIGIBLE SUBSCRIBER INFORMATION
    ------------------------------------------------------------------------
                               [AFFIX LABEL HERE]
                    [LABEL TO INCLUDE NAME OF, AND NUMBER OF
                 SHARES ALLOCATED TO, THE ELIGIBLE SUBSCRIBER]

     On the terms and subject to the conditions set forth in the Second Amended Plan of Reorganization (the "Plan") of GGI Liquidating Corporation and this Subscription Exercise Notice, I hereby subscribe for and agree to purchase from the Selling Stockholders (as defined in the Subscription Offering Prospectus,
dated             , 1998 (the "Subscription Offering Prospectus")) the number of shares (the "Shares") of common stock, par value $.001 per share ("Common Stock"), of Grant Geophysical, Inc. (the "Company") indicated below in the box entitled "Shares To Be Purchased," at a price of $5.00 per Share (the "Subscription Purchase Price") or, if I choose to execute the release in the box captioned "Release," at a price of $4.75 per Share (the "Discounted Subscription Purchase Price"). I acknowledge that I am an Eligible Subscriber (as such term
is defined in the Subscription Offering Prospectus dated             , 1998) and
am therefore entitled to purchase the Shares; provided, however, that the Selling Shareholders shall have no obligation to sell any Shares to any Eligible Subscriber who is a resident of a jurisdiction in which the sale of Common Stock to him would constitute a violation of the securities, "Blue Sky" or other laws of such jurisdiction. The right to purchase Common Stock in the Subscription Offering is nontransferable under the Plan, and the addition to this Subscription Exercise Notice of the name of an individual who is not an Eligible Subscriber will result in the voiding of this Subscription Exercise Notice. For a complete description of the procedures for subscribing for Shares of Common Stock, see the information set forth under the heading "Subscription Procedures" in the Subscription Offering Prospectus. For a description of certain of the risks associated with an investment in the Shares, see the information set forth in the Subscription Offering Prospectus under the heading "Risk Factors." Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Subscription Offering Prospectus.

                            The Subscription Agent:

                             LASALLE NATIONAL BANK
                    Corporate Trust Administration, Rm 1825
                            135 South LaSalle Street
                               Chicago, IL 60603
                                 1-800-246-5761
                                  312-904-2553

                        SUBSCRIPTION EXERCISE PROCEDURES
--------------------------------------------------------------------------------

Eligible Subscribers should complete the following steps prior to 5:00 p.m., Central Time, on the Expiration Date:

     (1) Complete and return this Subscription Exercise Notice by mail, overnight delivery or hand delivery to:

                  LaSalle National Bank
                  Corporate Trust Administration Room 1825
                  135 South LaSalle Street
                  Chicago, IL 60603
                  Attn: Grant Geophysical, Inc. Subscription Offering

     (2) Payment for Shares must be made by certified check or bank draft drawn upon a United States Bank or wire transfer in an amount equal to the product of the Subscription Purchase Price or, if you choose to execute the release in the box captioned "Release," of the Discounted Subscription Purchase Price, and the number of shares sought to be purchased. Checks should be made payable to: LaSalle National Bank and wire transfers should be addressed to:

                  LaSalle National Bank, Chicago, IL
                  ABA #071000505
                  LASALLE CHGO/CTR/BNF = OMC Trust/AC-2090067/
                  RFB = 62-7948-20-1/
                  OBI = M. Baig, 4-2584
--------------------------------------------------------------------------------

As promptly as practicable following the Expiration Date, the Subscription Agent will mail (or cause to be mailed), to each Eligible Subscriber that has sought to subscribe for Shares, a written statement specifying the number of Shares that were validly and effectively purchased by such Eligible Subscriber, together with a stock certificate representing the Shares purchased.

     If this Subscription Exercise Notice is executed on behalf of a corporation, partnership, trust or other entity, I represent that the person(s) signing this Subscription Exercise Notice has/have been duly authorized to execute this Subscription Exercise Notice and all other instruments in connection with the purchase of the Shares and the signature(s) is/are binding upon such corporation, partnership, trust or other entity. The Selling Stockholders retain the right to request the production of an appropriate certification of such authorization.

     In the event there is any conflict between this Subscription Exercise Notice and the Subscription Offering Prospectus, the terms set forth in the Subscription Offering Prospectus shall be controlling.

     This Subscription Exercise Notice may be amended only in writing by the Eligible Subscriber named above, and only if such writing is received before the Expiration Date.
                         ------------------------------

     Shares will be issued in the name(s) and sent to the address specified in the box captioned "Stock Registration."

                             SHARES TO BE PURCHASED
--------------------------------------------------------------------------------

Allocation:     ------------------ Shares

Instruction:    Your "Allocation" is the number of Shares set forth in the box entitled Eligible Subscriber Information set forth
                above. You may subscribe to purchase your Allocation in
                full, or you may subscribe to purchase any number of Shares less than your Allocation. Indicate below the number of
                shares you will purchase. No fractional shares will be
                issued. Please complete the following sentence:

                I HEREBY SUBSCRIBE TO PURCHASE FROM THE SELLING STOCKHOLDERS
                ------------------ SHARES AT THE SHARE PURCHASE PRICE OF
                $5.00 OR THE DISCOUNTED SHARE PURCHASE PRICE OF $4.75.(1)
Purchase          Number of Shares                  Share Purchase Price                   Total Purchase
Price:               Purchased                             $5.00                               Price
              ------------------------     *           or Discounted           =      $ ----------------------
                                                    Share Purchase Price
                                                          $4.75(1)

Method of     Check the appropriate box that shows how you wish to pay for the Shares.
Payment:
              [ ] certified check or bank draft          [ ] wire transfer

(1) In order to purchase Shares at the Discounted Share Purchase Price, you MUST execute the release in the box captioned "Release" below.

                                    RELEASE
--------------------------------------------------------------------------------
     In consideration for the right to purchase Shares at the Discounted Subscription Purchase Price of $4.75 per Share instead of the Subscription Purchase Price of $5.00 per Share, after consultation with a legal advisor as I deem necessary, I, being duly authorized to do so, hereby fully and forever release, acquit and discharge Elliott, Westgate, the Company and their respective officers, directors, partners, employees, agents, subsidiaries, affiliates, successors and assigns, on my behalf and on behalf of the Eligible Subscriber (including its affiliates, members and partners) set forth in the box entitled Eligible Subscriber Information set forth above, from any and all claims, debts, rights, demands, judgments, obligations, causes of action, liabilities, costs and expenses (including expert and attorneys' fees) whatsoever, of any and every kind or description, known or unknown, in law or in equity, vested or contingent, direct or indirect, past, present and future, including but not limited to any claims, debts, rights, demands, judgments, obligations, causes of action (including any rights or causes of action under the securities laws of any jurisdiction, other than U.S. federal securities laws), liabilities, costs and expenses (including expert and attorneys' fees) in any way relating to, or arising from the bankruptcy proceedings of GGI Liquidating Corporation (Case No. 96-1936 (HSB)) in the United States Bankruptcy Court for the District of Delaware.

Eligible Subscriber

Signature   Date ____________________________
     Title:

                               STOCK REGISTRATION
                  (SEE GUIDELINES FOR REGISTERING STOCK BELOW)
--------------------------------------------------------------------------------

--------------------------------------------    --------------------------------------------
Name(s) in which stock is to be registered      Number of Shares to be registered
The right to purchase Common Stock in the Subscription Offering is not transferable under the Plan, and the addition to this Subscription Exercise Notice of the name of an individual who is not an Eligible Subscriber will result in the voiding of this Subscription Exercise
Notice.
--------------------------------------------    --------------------------------------------
Name(s) in which stock is to be registered      Number of Shares to be registered
The right to purchase Common Stock in the Subscription Offering is not transferable under the Plan, and the addition to this Subscription Exercise Notice of the name of an individual who is not an Eligible Subscriber will result in the voiding of this Subscription Exercise
Notice.
--------------------------------------------------------------------------------------------
                                       Street Address

--------------------------------------------    --------------------------------------------
 City                                           County

--------------------------------------------    --------------------------------------------
 State                                          ZIP Code

------------------------------------------------------
Social Security or Tax ID Number

Day Telephone
------------------------------------

Evening Telephone
------------------------------------

The manner of ownership shall be:

[ ] Individual

[ ] Joint Tenants

[ ] Tenants in Common

[ ] Other
------------------------------------------------------
                                            (write
          in
          corporation,
          partnership,
          trust,
          estate,
          etc.)

Delivery of stock certificate will be made to the address you specify above.

                           IMPORTANT TAX INFORMATION

-------------------------------
                                            PAYER'S NAME: LASALLE NATIONAL BANK
---------------------------------------------------------------------------------------------------------------------------

                                 PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND        Social Security Number
                                 CERTIFY BY SIGNING AND DATING BELOW                                      or
                                                                                                       Employer
                                                                                                 Identification Number
                                                                                               ------------------------
                                -------------------------------------------------------------------------------------------

 SUBSTITUTE                      CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY        Part 2--Awaiting TIN [ ]
                                 THAT (1) the number shown on this form is my correct TIN
 FORM W-9                        (or I am waiting for a number to be issued to me), (2) I      ------------------------
 DEPARTMENT OF THE TREASURY      am not subject to backup withholding either because I am
 INTERNAL REVENUE SERVICE        exempt from backup withholding, I have not been notified   ------------------------------
 PAYOR'S REQUEST FOR TAXPAYER    by the Internal Revenue Service (the "IRS") that I am            Part 3--Exempt [ ]
 IDENTIFICATION NUMBER (TIN)     subject to backup withholding as a result of a failure to
                                 report all interest or dividends or the IRS has notified      ------------------------
                                 me that I am no longer subject to backup withholding and
                                 (3) any other information provided on this form is true
                                 and correct.
                                 Name
                                 --------------------------------------------------------
                                 Address
                                 ------------------------------------------------------
                                ---------------------------------------------------------
                                 (Include Zip Code)
---------------------------------------------------------------------------------------------------------------------------
 You must cross out item (2) in the certification above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.
---------------------------------------------------------------------------------------------------------------------------

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
                          OF 31% OF ANY PAYMENTS MADE TO YOU.

                      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
                          IF YOU CHECKED THE BOX IN PART 2 OF
                                  SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Center or Social Security Administration Office or (b) I intend to mail or delivery an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature  Date ____________________

                                 ACKNOWLEDGMENT

     I have received and carefully reviewed the Subscription Offering Prospectus with respect to the Subscription Offering and sale of the Shares, including the information set forth under the heading "Risk Factors," which describes certain of the risks associated with an investment in the Shares. No information or representations have been given to me by representatives of the Company, the Selling Stockholders or anyone else other than those contained in the Subscription Offering Prospectus.

     Unless withdrawn, this Subscription Exercise Notice, once delivered, may not be amended or modified by me after the Expiration Date. After acceptance by the Selling Stockholders, this Subscription exercise Notice shall be binding on my heirs, estate, legal representatives, assigns and successors, and shall survive my death, disability or dissolution.

     THIS SUBSCRIPTION EXERCISE NOTICE MUST BE RECEIVED BY 5:00 P.M. CENTRAL TIME ON __________ , 1998 IN ORDER TO PARTICIPATE IN THE SUBSCRIPTION OFFERING. RETURN YOUR COMPLETED SUBSCRIPTION EXERCISE NOTICE IN THE ENVELOPE PROVIDED.

                      SIGNATURE(S) OF ELIGIBLE SUBSCRIBER
          (SEE GUIDELINES FOR REGISTERING STOCK ON THE FOLLOWING PAGE)

NOTE: THIS SUBSCRIPTION EXERCISE NOTICE IS NOT VALID UNLESS SIGNED BELOW -- EVEN IF YOU HAVE SIGNED IN THE BOX ENTITLED "RELEASE."

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

---------------------------------------------  ---------------------------------------------
  Signature                                    Date

---------------------------------------------  ---------------------------------------------
  Signature                                    Date

------------------------------------------------------------------------------
Title (if subscribing as custodian, corporate officer, etc.)

                                   ACCEPTANCE
                     (FOR USE BY SELLING STOCKHOLDERS ONLY)
--------------------------------------------------------------------------------

     Accepted for ________ Shares of Common Stock at a total Purchase Price of
$          .

[ ] Elliott Associates, L.P.                   [ ] Westgate International, L.P.

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will use in issuing your Grant Geophysical, Inc. Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners.

---------------------------------------------------------------------------------------------
GENERAL INSTRUCTIONS:            - Include the first name, middle initial and last name of
                                 each person listed. Avoid the use of an initial in place of the first name.
                                 - Do not use titles such as "Mr.," "Mrs.," "Dr.," etc.
                                 - Omit words that do not affect ownership rights such as
                                 "special account," "personal property," etc.
                                 - Check the appropriate space in the box captioned "Stock
                                 Registration" to indicate manner of ownership.
---------------------------------------------------------------------------------------------
INDIVIDUAL:                      Instructions: In the box captioned "Stock Registration,"
                                 print the first name, middle initial and last name of the
                                 stockholder. In the box captioned "Signature(s) of
                                 Stockholder(s)," the stockholder must sign his or her name.
---------------------------------------------------------------------------------------------
JOINT TENANTS:                   Joint Tenancy with Right of Survivorship identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the
                                 surviving tenant(s).
                                 Instructions: In the box captioned "Stock Registration,"
                                 print the first name, middle initial and last name of each joint tenant. In the box captioned "Signature(s) of
                                 Stockholder(s)," each stockholder must sign his or her name.
---------------------------------------------------------------------------------------------
TENANTS IN COMMON:               Tenants in Common identifies two or more persons as owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).
                                 Instructions: In the box captioned "Stock Registration,"
                                 print the first name, middle initial and last name of each co-tenant. In the box captioned "Signature(s) of
                                 Stockholder(s)," each stockholder must sign his or her name.
---------------------------------------------------------------------------------------------
CORPORATION OR                   Instructions: In the box captioned "Stock Registration,"
PARTNERSHIP:                     print the name of the corporation, partnership, trust,
                                 estate or other entity. In the box captioned "Signature(s)
                                 of Stockholder(s)," the authorized signatory/signatories for the corporation, partnership, trust, estate or other entity must sign his, her or their names, as the case may be.
---------------------------------------------------------------------------------------------

FOR ASSISTANCE COMPLETING THIS SUBSCRIPTION EXERCISE NOTICE OR QUESTIONS REGARDING THE SUBSCRIPTION OFFERING, CALL THE SUBSCRIPTION AGENT AT (312) 904-2553 AND ASK TO SPEAK TO A REPRESENTATIVE ABOUT THE GRANT GEOPHYSICAL, INC. SUBSCRIPTION OFFERING.